DENNY’S CORPORATION
EXECUTIVE SEVERANCE PAY PLAN

DENNY’S CORPORATION
EXECUTIVE SEVERANCE PAY PLAN

ARTICLE 1
PURPOSE AND TERM

1.1           Purpose.  Denny’s Corporation (the “Company”) established this Denny’s Corporation Executive Severance Pay Plan (the “Plan”) in order to provide transitional income to certain executive officers who are involuntarily terminated under certain conditions.  The Plan supersedes all prior written or unwritten severance pay plans, notice pay plans, practices or programs offered or established by the Company except for individual employment contracts, change in control agreements or other similar arrangements providing severance pay or similar benefits.  The Plan is intended to be a “welfare plan,” but not a “pension plan,” as defined in ERISA Sections 3(1) and 3(2), respectively, and the Company intends that the Plan comply with all applicable provisions of ERISA.

1.2           Term.  The Plan shall generally be effective as of the Effective Date, subject to amendment from time to time in accordance with Section 7.2.  The Plan shall continue until terminated pursuant to Article 7 of the Plan.

ARTICLE 2
DEFINITIONS

As used herein, the following words and phrases shall have the following meanings:

2.1           “Affiliate” means Denny’s, Inc. and any other corporation or entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2           “Base Salary” means the amount a Participant is entitled to receive as wages or salary on an annualized basis as in effect from time to time, without reduction for any pre-tax contributions to benefit plans.  Base Salary does not include bonuses, commissions, overtime pay or income from stock options, stock grants or other incentive compensation.

2.3           “Board” means the Board of Directors of the Company.

2.4           “Cause” as a reason for a Participant’s termination of employment shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty; prolonged absence from duty without the consent of the Company; intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company; willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company; conviction of, or plea of guilty or nolo contendere, to any crime involving the personal enrichment of the Participant at the expense of the Company or shareholders of the Company; conviction of a felony.

2.5           “Change in Control” means the occurrence of any of the following events, :

(a)           any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of either the then outstanding Shares of Stock or the combined voting power of the Company’s then outstanding securities; or

(b)           The following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of directors then serving on the Board:  individuals who, on the Effective Date hereof, constitute the Board  and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company (as such terms are used in Rule 14A-11 of the 1934 Act) whose appointment or election by the Board or nomination of election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Company’s directors then still in office who either were directors on the Effective Date of the Plan, or whose appointment, election, or nomination for election was previously approved); or

(c)           the consummation of a merger or consolidation with any other entity, other than (i) a merger or consolidation which would result in (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than 65% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in Section 2.1(f)(ii) above constitute more than one-half of the members of the board of directors of the surviving entity or ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of either the then outstanding shares of the Company or the combined voting power of the Company’s then outstanding securities; or

                                 (d)           the consummation of (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all  of the Company’s assets to an entity, greater than 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred unless the circumstances giving rise to such Change in Control qualify as a “change in control event” under Code Section 409A and applicable regulations.

Furthermore, notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Furthermore, notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company's Subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities.

2.6           “Change in Control Severance Benefits” means the benefits payable in accordance with Sections 4.2 and 4.4 of the Plan.

2.7           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying proposed or final regulations.

2.8           “Committee” means the Compensation and Incentives Committee of the Board.

2.9           “Company” means Denny’s Corporation, or its successor as provided in Section 8.7.

2.10           “Disability” shall mean any physical or mental condition which would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to that particular Participant, or if no such disability plan exists, “Disability” means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

2.11           “Effective Date” means January 29, 2008.

2.12           “Employee” means any regular, full-time or part-time employee of the Company or any Affiliate.  Where the context requires in connection with a Participant who is employed directly by an Affiliate, the term “Company” as used herein includes such Affiliate.

2.13           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.14           “Good Reason” means, as a reason for a Participant’s resignation from employment, the occurrence of any of the following without the consent of the Participant:

(a)  the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s authority, duties or responsibilities,

(b)  a material reduction by the Company or an Affiliate in the Participant’s Base Salary or Target Annual Bonus (other than an overall reduction in salaries or target annual bonuses of 10% or less that affects substantially all of the Company’s full-time employees),

(c)  a material change in the geographic location at which the Participant is required to perform (it being agreed that a required relocation of more than 50 miles shall be material), or

(d)  the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure.

(e)  any failure by the Company to comply with and satisfy Section 9.7 of this Agreement.

A termination by Executive shall not constitute termination for Good Reason unless Executive shall first have delivered to the Company, not later than 90 days after the initial occurrence of an event deemed to give rise to a right to terminate for Good Reason, written notice setting forth with specificity the occurrence of such event, and there shall have passed a reasonable time (not less than 30 days) within which the Company may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by Executive.

2.15           “Participant” means any Employee designated by the Committee as a participant in the Plan.

2.16           “Plan” means this Denny’s Corporation Executive Severance Pay Plan.

2.17           “Regular Severance Benefits” means the benefits payable in accordance with Sections 4.2 and 4.4 of the Plan.

2.18           “Target Annual Bonus” means, with respect to any Participant, the Participant’s target bonus opportunity under the annual corporate incentive plan applicable to the Participant.

2.19           “Termination Date” means the date of the termination of a Participant’s employment with the Company as determined in accordance with Article 6.

ARTICLE 3
ELIGIBILITY

3.1           Participation.  The Committee or the Board shall designate from time to time those Employees or classes of Employees who are Participants in the Plan.  In the event the Committee or the Board designates certain Participants by job title, position, function or responsibilities, an Employee who is appointed to such a position after the Effective Date of this Plan shall be a Participant upon the date he or she begins his or her duties in such position, unless otherwise determined by the Committee or the Board.  Exhibit A, attached hereto and made a part hereof, sets forth the initial Participants, which may be amended by the Committee or the Board at any time prior to a Change in Control to add or remove individual Participants or classes of Participants; provided, however, that the removal of individual Participants or classes of Participants from the Plan shall not be effective for at least 12 months after notification to the Participants of such Committee or Board action.  If a Change in Control occurs during such 12-month period, any such action to remove individual Participants or classes of Participants shall be null and void.

3.2           Duration of Participation.  Subject to Article 4 and Article 7, an Employee shall cease to be a Participant in the Plan if (i) his or her employment is terminated under circumstances in which he or she is not entitled to Severance Benefits under the terms of this Plan, or (ii) prior to a Change in Control, he or she ceases to be among the class of employees designated by the Committee or the Board as Participants. Notwithstanding the foregoing, a Participant who has terminated employment and is entitled to Severance Benefits under Article 4 shall remain a Participant in the Plan until the full amount of the Regular Severance Benefits or Change in Control Severance Benefits, as applicable, and any other amounts payable under the Plan have been paid to the Participant.

ARTICLE 4
SEVERANCE BENEFITS

4.1           Right to Change in Control Severance Benefits.

(a)           A Participant shall be entitled to receive from the Company Change in Control Severance Benefits in the amount provided in Section 4.3 if, within the two-year period following a Change in Control, (i) the Participant’s employment with the Company or any Affiliate is terminated by the Company without Cause (other than by reason of the Participant’s death or Disability) or (ii) the Participant’s employment is terminated by the Participant for Good Reason within a period of 180 days after the occurrence of the event giving rise to Good Reason.

(b)           If a Change in Control occurs and (i) a Participant’s employment with the Company or any Affiliate was terminated by the Company without Cause (other than by reason of the Participant’s death or Disability) prior to the date of the Change in Control or (ii) an action was taken with respect to the Participant prior to the date of the Change in Control that would have constituted Good Reason if taken after a Change in Control, and the Participant can reasonably demonstrate that such termination or action, as applicable, occurred at the request of a third party who had taken steps reasonably calculated to effect the Change in Control, then the termination or action, as applicable, will be treated for all purposes of this Plan as having occurred immediately following the Change in Control and such former Participant shall be entitled to the benefits of the Plan accordingly.

(c)           Notwithstanding anything to the contrary, no Change in Control Severance Benefits shall be provided to a Participant unless the Participant has within 21 days after the Termination Date executed and not revoked a Separation Agreement and General Release in substantially the form attached hereto as Exhibit B (the “Release”).

4.2           Right to Regular Severance Benefits.

(a)           A Participant shall be entitled to receive from the Company Regular Severance Benefits in the amount provided in Section 4.4 if (i) the Participant’s employment with the Company or any Affiliate is terminated (a) by the Company without Cause (other than by reason of the Participant’s death or Disability) or (b) by the Participant for Good Reason within a period of 180 days after the occurrence of the event giving rise to Good Reason, and (ii) the Participant’s termination employment does not occur within the two-year period following a Change in Control and the Participant is not otherwise entitled to receive Change in Control Severance Benefits pursuant to Section 4.1.

(b)           Notwithstanding anything to the contrary, no Regular Severance Benefits shall be provided to a Participant unless the Participant has within 21 days after the Termination Date executed and not revoked a Separation Agreement and General Release in substantially the form attached hereto as Exhibit B (the “Release”).

4.3           Amount of Change in Control Severance Benefits.  If a Participant’s employment is terminated in circumstances entitling him or her to Change in Control Severance Benefits as provided in Section 4.1, then:

(a) the Company shall pay to the Participant in a single lump sum cash payment within 60 days after the Termination Date, the exact date to be determined by the Company (or such later date as may be required by Section 8.2 of the Plan), the aggregate of the following amounts (for purposes of Section 409A of the Code, these payments shall be deemed to be separate payments):

(i)           a pro rata bonus equal to the product of (A) the higher of Participant’s Target Annual Bonus for the year in which the Change in Control occurs or Participant’s Target Annual Bonus for the year in which the Termination Date occurs, and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the Termination Date, and the denominator of which is 365;

(ii)           a severance payment equal to two times the sum of (x) the Participant’s Base Salary (at the highest rate in effect for any period within three years prior to the Termination Date) and (y) the higher of Participant’s Target Annual Bonus for the year in which the Change in Control occurs or Participant’s Target Annual Bonus for the year in which the Termination Date occurs; and

(iii)           a payment equal to the full cost to provide certain group health benefits sponsored by the Company and maintained by the Participant on the Termination Date.  The amount payable under this Section 4.3(a)(iii) shall be calculated based on the monthly cost (including any portion of the cost paid by the employee) to provide the same level of coverage of such group health benefits maintained by the Participant as of the Termination Date for 24 months.  For purposes of this Section 4.3(a)(iii): (i) group health benefits means any of the following: group medical, dental, vision, and/or prescription drug benefits, and (ii) if the group health benefits are provided pursuant to an insurance contract issued by an insurance carrier to the Company, the cost of such benefits shall be determined based on the monthly premium charged to the Company for such coverage on the Termination Date or, if the group health benefits are self-insured by the Company, the cost of such benefits will be the “applicable premium” determined in accordance with Code Section 4980B(f)(4) and the regulations issued thereunder for such for the year in which the Termination Date occurs.  The Participant will be entitled to make an election to continue group health benefits in accordance with the terms of the various group health plans.

               (b)  for 12 months following the Termination Date, the Participant shall be eligible for up to $20,000 of outplacement services payable by the Company directly to a provider or providers selected by the Participant, provided, however, that the Participant must provide written notification to the Company within six months following the Termination Date of his or her intention to utilize such outplacement services.  With respect to the benefits provided under this Section 4.3(b), the amount of benefits in any one calendar year shall not affect the amount of benefits provided in any other calendar year; the Company’s payment for the benefits shall be made on or before December 31 of the year following the year in which the expense was incurred; and the Participant’s rights shall not be subject to liquidation or exchange for another benefit;

(c) all of the Participant’s equity or incentive awards outstanding on the Termination Date shall be governed by the plans under which they were granted and the agreements evidencing such awards; and

(d)  to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Participant Base Salary through the Termination Date, any accrued vacation pay to the extent not theretofore paid, and any other amounts or benefits required to be paid or provided or which the Participant is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies.

4.4           Amount of Regular Severance Benefits.  If a Participant’s employment is terminated in circumstances entitling him or her to Regular Severance Benefits as provided in Section 4.2, then:

(a) the Company shall pay to the Participant, at the time or times specified below (or such later date as may be required by Section 8.2 of the Plan), the following amounts (for purposes of Section 409A of the Code, these payments shall be deemed to be separate payments):

(i)  the Company shall continue to pay Base Salary to the Participant for a period of 12 months following the Termination Date and execution of the Release, in accordance with the Company’s normal payroll practices;

(ii)  the Company shall pay to the Participant, at the same time annual bonus awards are payable to the Company’s other executive officers, a pro rata annual bonus, in an amount equal to the product of (A) Participant’s annual bonus which he or she would have earned for the year in which the Termination Date occurs, determined based on the Company’s actual performance for the full fiscal year (and disregarding for this purpose any individual performance metrics), and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the Termination Date, and the denominator of which is 365; and

(iii)  the Company shall pay to the Participant for a period of 12 months following the Termination Date and execution of the Release, monthly payments equal to the full monthly cost to provide certain group health benefits sponsored by the Company and maintained by the Participant on the Termination Date.  The amount payable under this Section 4.4(a)(iv) shall be calculated based on the monthly cost (including any portion of the cost paid by the employee) to provide the same level of coverage of such group health benefits maintained by the Participant as of the Termination Date.  For purposes of this Section 4.4(a)(iv): (i) group health benefits means any of the following: group medical, dental, vision, and/or prescription drug benefits, and (ii) if the group health benefits are provided pursuant to an insurance contract issued by an insurance carrier to the Company, the cost of such benefits shall be determined based on the monthly premium charged to the Company for such coverage on the Termination Date or, if the group health benefits are self-insured by the Company, the cost of such benefits will be the “applicable premium” determined in accordance with Code Section 4980B(f)(4) and the regulations issued thereunder for such for the year in which the Termination Date occurs.  The Participant will be entitled to make an election to continue group health benefits in accordance with the terms of the various group health plans.

               (b)  for 12 months following the Termination Date, the Participant shall be eligible for up to $20,000 of outplacement services payable by the Company directly to a provider or providers selected by the Participant, provided, however, that the Participant must provide written notification to the Company within six months following the Termination Date of his or her intention to utilize such outplacement services.  With respect to the benefits provided under this Section 4.4(b), the amount of benefits in any one calendar year shall not affect the amount of benefits provided in any other calendar year; the Company’s payment for the benefits shall be made on or before December 31 of the year following the year in which the expense was incurred; and the Participant’s rights shall not be subject to liquidation or exchange for another benefit;

(c)  all of the Participant’s equity or incentive awards outstanding on the Termination Date shall be governed by the plans under which they were granted and the agreements evidencing such awards; and

(d)  to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Participant Base Salary through the Termination Date, any accrued vacation pay to the extent not theretofore paid, and any other amounts or benefits required to be paid or provided or which the Participant is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies.

4.5           Non-Duplication of Benefits.  In the event that a Participant becomes entitled to receive benefits under this Plan and any such benefit duplicates a benefit that would otherwise be provided under any other plan, program, arrangement or agreement as a result of the Participant’s termination of employment, then the Participant shall be entitled to receive the greater of the benefit available under the Plan, on the one hand, and the benefit available under such other plan, program, arrangement or agreement, on the other.

4.6           Full Settlement; No Mitigation.  The Company’s obligation to make the payments provided for under this Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Participant or others.  In no event shall the Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Participant obtains other employment.

ARTICLE 5
EFFECT OF SECTIONS 280G AND 4999 OF THE CODE

5.1           Mandatory Reduction of Payments in Certain Events.

(a)           Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, prior to the making of any Payment to the Participant, a calculation shall be made comparing (i) the net benefit to the Participant of the Payment after payment of the Excise Tax, to (ii) the net benefit to the Participant if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax.  If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being subject to the Excise Tax (the "Reduced Amount").  In that event, the Participant shall direct which Payments are to be modified or reduced.

(b)           The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to Section 5.1(a)(i) and (ii) above shall be made by an independent, nationally recognized accounting firm or compensation consulting firm mutually acceptable to the Company and the Participant (the "Determination Firm") which shall provide detailed supporting calculations.  Any determination by the Determination Firm shall be binding upon the Company and the Participant.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Determination Firm hereunder, it is possible that Payments which the Participant was entitled to, but did not receive pursuant to Section 5.1(a), could have been made without the imposition of the Excise Tax ("Underpayment").  In such event, the Determination Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

(c)           In the event that the provisions of Code Section 280G and 4999 or any successor provisions are repealed without succession, this Article 5 shall be of no further force or effect.

ARTICLE 6
TERMINATION OF EMPLOYMENT

6.1           Written Notice Required.  Any purported termination of employment, whether by the Company or by the Participant, shall be communicated by written notice to the other (a “Notice of Termination”).

6.2           Termination Date.  In the case of the Participant's death, the Participant's Termination Date shall be his or her date of death.  In all other cases, the Participant's Termination Date shall be the date specified in the Notice of Termination subject to the following:

(a)           If the Participant's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Participant, provided that in the case of Disability, the Participant shall not have returned to the full-time performance of his or her duties during such period of at least 30 days; and

(b)           If the Participant terminates his or her employment for Good Reason, the date specified in the Notice of Termination shall not be more than 60 days from the date the Notice of Termination is given to the Company.

ARTICLE 7
DURATION, AMENDMENT AND TERMINATION, CLAIMS

7.1           Duration.  The Plan shall become effective as of the Effective Date.  The Board may terminate the Plan as of any date that is at least 12 months after the date of the Board’s action.  If a Change in Control occurs during such 12-month period, this Plan shall continue in full force and effect and shall not terminate or expire until after all Participants who become entitled to any payments hereunder shall have received such payments in full.

7.2           Amendment and Termination.  Subject to the following sentence, the Plan may be amended from time to time in any respect by the Board; provided, however, in the event that a Change in Control occurs within one year following an amendment to the Plan that would adversely affect the rights or potential rights of Participants, the amendment will not be effective.  In anticipation of or on or following a Change in Control, the Plan shall no longer be subject to amendment, change, substitution, deletion, revocation or termination in any respect which adversely affects the rights of Participants without the consent of each Participant so affected.  For the avoidance of doubt, removal of a Participant as a Participant (other than as a result of the Participant ceasing to be an Employee) or a decrease in the Participant’s Tier Level shall be deemed to be an amendment of the Plan which adversely affects the rights of the Participant.

7.3           Form of Amendment.  The form of any amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board. An amendment of the Plan in accordance with the terms hereof shall automatically effect a corresponding amendment to all Participants’ rights and benefits hereunder. A termination of the Plan shall in accordance with the terms hereof automatically effect a termination of all Participants’ rights and benefits hereunder.

7.4           Claims Procedure.

(a)           A Participant may file a claim with respect to amounts asserted to be due hereunder by filing a written claim with the Committee specifying the nature of such claim in detail.  The Committee shall notify the claimant within 60 days as to whether the claim is allowed or denied, unless the claimant receives written notice from the Committee prior to the end of the 60 day period stating that special circumstances require an extension of time for a decision on the claim, in which case the period shall be extended by an additional 60 days.  Notice of the Committee's decision shall be in writing, sent by mail to the Participant's last known address and, if the claim is denied, such notice shall (i) state the specific reasons for denial, (ii) refer to the specific provisions of the Plan upon which such denial is based, and (iii) if applicable, describe any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the review procedure in Section 7.4(b).

(b)           A claimant is entitled to request a review of any denial of his claim under Section 7.4(a).  The request for review must be submitted to the Committee in writing within 60 days of mailing by the Committee of notice of the denial.  Absent a request for review within the 60 day period, the claim will be deemed conclusively denied.  The claimant or his representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing to the Committee.  The review shall be conducted by the Committee, which shall afford the claimant a hearing and which shall render a decision in writing within 60 days of a request for a review, provided that, if the Committee determines prior to the end of such 60 day review period that special circumstances require an extension of time for the review and decision of the denial, the period for review and decision on the denial shall be extended by an additional 60 days.  The claimant shall receive written notice of the Committee's review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan.

ARTICLE 8
CODE SECTION 409A

8.1           Notwithstanding anything in this Plan to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable hereunder by reason of a Participant’s termination of employment, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such termination of employment meet any description or definition of “separation from service” in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.  This provision does not prohibit the vesting of any amount upon a termination of employment, however defined.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Section 409A-compliant “separation from service” or such later date as may be required by Section 8.2 below.

8.2           Notwithstanding anything in this Plan to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of a Participant’s separation from service during a period in which he is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(a)           if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(b)           if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Agreement, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder (“Final 409A Regulations”), provided, however, that, as permitted in the Final 409A Regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board of Directors, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

ARTICLE 9
MISCELLANEOUS

9.1           Legal Fees and Expenses.  The Company shall reimburse all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably and in good faith incurred by a Participant if the Participant prevails on a material issue with respect to his or her claim for relief in an action by the Participant to obtain or enforce any right or benefit provided by this Plan.  If a Participant is entitled to recover fees and expenses under this Section 9.1, the reimbursement of an eligible expense shall be made within 10 business days after delivery of the Participant’s respective written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require, but in no event later than March 15 of the year after the year in which such rights are established.

9.2           Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation to retain the Participant as an Employee, to change the status of the Participant’s employment, or to change the Company’s policies regarding termination of employment.

9.3           Nature of Plan and Benefits.  Participants and any other person who may have rights hereunder shall be mere unsecured general creditors of the Company with respect to a Severance Benefits due hereunder, and all amounts (other than fully insured benefits) shall be payable from the general assets of the Company.

9.4           Withholding of Taxes. The Company may withhold from any amount payable or benefit provided under this Plan such Federal, state, local, foreign and other taxes as are required to be withheld pursuant to any applicable law or regulation.

9.5           No Effect on Other Benefits.  Severance Benefits shall not be counted as compensation for purposes of determining benefits under other benefit plans, programs, policies and agreements, except to the extent expressly provided therein or herein.

9.6           Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.7           Successors.  This Plan shall bind any successor of or to the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.  In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in this Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

9.8           Assignment.  This Plan shall inure to the benefit of and shall be enforceable by a Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If a Participant should die while any amount is still payable to the Participant under this Plan had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the Participant’s estate.  A Participant’s rights under this Plan shall not otherwise be transferable or subject to lien or attachment.

9.9           Enforcement.  This Plan is intended to constitute an enforceable contract between the Company and each Participant subject to the terms hereof.

9.10           Governing Law. To the extent non preempted by ERISA, the validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Delaware, without reference to principles of conflict of law.

9.11           Arbitration.  Any dispute or controversy arising under or in connection with this Plan that cannot be mutually resolved by the Company and a Participant and their respective advisors and representatives shall be settled exclusively by arbitration in Atlanta, Georgia in accordance with the rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by the Participant, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association. The Company shall reimburse the Participant’s reasonable legal fees if he prevails on a material issue in arbitration.

EXHIBIT A

Initial Participants in the Denny’s Corporation Executive Severance Pay Plan

Mark Chmiel
Louis Laguardia
Sam Wilensky
Mark Wolfinger

EXHIBIT B

SEPARATION AGREEMENT AND GENERAL RELEASE

(Date Given to Employee)

This Separation Agreement and General Release (this "Agreement") is entered into by and between Denny's Corporation (together with its subsidiaries and affiliates, the "Company") and the undersigned employee ("Employee").

Notice to Employee:

Under the Denny's Corporation Severance Pay Plan (the "Plan") you are eligible to receive severance pay if you agree to waive, to the extent permitted by law, all of your potential claims against the Company and agree to the other terms in this Separation Agreement. This means that you cannot sue or pursue any other claim against the Company as provided for in this release.  PLEASE READ THIS DOCUMENT CAREFULLY BEFORE YOU SIGN IT. ALSO, YOU ARE ADVISED TO CONSULT AN ATTORNEY OR OTHER REPRESENTATIVE BEFORE SIGNING THIS DOCUMENT. YOU HAVE TWENTY-ONE (21) DAYS TO THINK ABOUT WHETHER YOU WANT TO SIGN THIS DOCUMENT AND TO CONSULT WHOMEVER YOU WISH.

1.           In consideration for signing this Separation Agreement and General Release, you are entitled to receive severance pay and benefits under the Plan.

2.           IF YOU SIGN THIS AGREEMENT, YOU ARE PERMANENTLY WAIVING (GIVING UP) YOUR RIGHT TO SUE THE COMPANY FOR ANY REASON PROVIDED HEREIN. YOUR WAIVER WILL INCLUDE ANY RIGHTS YOU HAVE TO SUE THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, TITLE VII OF THE CIVIL RIGHTS ACT, THE AMERICANS WITH DISABILITIES ACT, STATE WRONGFUL TERMINATION LAWS, AND ALL OTHER LAWS AND REGULATIONS UNDER WHICH YOU MIGHT BE ABLE TO ASSERT ANY CLAIM AGAINST THE COMPANY.

3.           You will be waiving all claims which have arisen or may arise in the future, whether known or unknown, that are based on acts or events that have occurred up until the Effective Date (as defined herein).

4.           Because this waiver involves your legal rights, you are advised to speak with an attorney before signing this Agreement. You have twenty-one (21) days from the date listed at the top of this page to make your decision. If you have not signed this Agreement by the end of the twenty-first (21st) day after the date listed above, you will be ineligible to receive any severance pay.

5.           In addition, you will have seven (7) days from the date you sign this Agreement to revoke it. This means that if you change your mind for any reason after signing the Agreement, you can revoke it if you notify the Company within seven (7) days. You must notify the Company in writing and the notice must be received by the Company within seven (7) days of the date you sign this Agreement. This Agreement will become effective on the eighth (8th) day after you sign it (the “Effective Date”). Any revocation of this Agreement must be made in writing and delivered within the seven-day revocation period to: Senior Vice-President of Human Resources, Denny's Corporation, 203 East Main Street, Spartanburg, SC 29319.

Part I                                Release of Claims and Covenant Not to Sue.

In consideration of the severance pay from the Company set forth above, the receipt and sufficiency of which are hereby acknowledged, Employee, on behalf of himself and his agents and successors in interest, hereby UNCONDITIONALLY RELEASES AND DISCHARGES Company, its successors, subsidiaries, parent corporations, assigns, joint ventures, and affiliated companies, and their respective agents, legal representatives, shareholders, attorneys, employees, officers and directors, (collectively, the “Releasees”) from ALL CLAIMS, LIABILITIES, DEMANDS AND CAUSES OF ACTION, whether known or unknown, fixed or contingent, that he may have or claim to have against Company or any of the Releasees for any reason as of the Effective Date (as defined above).  Except to the extent that applicable law requires that Employee be allowed to file a Charge with the Equal Employment Opportunity Commission (“EEOC”), Employee further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge or to assert any claim against any of the Releasees based on facts that occurred prior to, or that exist as of, the Effective Date.  This Release and Covenant Not To Sue includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination, claims arising under severance plans and contracts, and claims growing out of any legal restrictions on Company’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law.  Employee specifically acknowledges and agrees that he is releasing any and all rights under federal, state and local employment laws including, without limitation, the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, 29 U.S.C. § 621, etseq., the Civil Rights Act of 1964 (“Title VII”), as amended, 42 U.S.C. § 2000e, etseq., 42 U.S.C. § 1981, as amended, the Americans With Disabilities Act (“ADA”), as amended, 42 U.S.C. § 12101 etseq., the Rehabilitation Act of 1973, as amended, as amended, 29 U.S.C. § 701, etseq., the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, 29 U.S.C. § 301 etseq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101, etseq., the Family and Medical Leave Act of 1993 (“FMLA”), as amended, 29 U.S.C. § 2601 etseq., the Fair Labor Standards Act (“FLSA”), as amended, 29 U.S.C. § 201 etseq., the Employee Polygraph Protection Act of 1988, 29 U.S.C. § 2001, etseq., all other state and federal code sections and legal principles, including, without limitation, claims for defamation and slander, and the state and federal worker’s compensation laws.  Employee further agrees that if anyone (including, but not limited to, Employee, the EEOC or any other government agency or similar such body) makes a claim or undertakes an investigation involving Employee in any way, Employee waives any and all right and claim to financial recovery resulting from such claim or investigation.

As a material inducement for Denny’s Corporation to enter into this Agreement, Employee represents and warrants that he does not have any complaint, claim or action pending against Company or any of the Releasees in any federal, state or local court or government agency or before any arbitrator or other tribunal.

Part II              Restrictions on Employee's Conduct.

(a)           General.  Employee understands and agrees that the purpose of the provisions of this Part II is to protect the legitimate business interests of the Company, as more fully described below, and is not intended to impair or infringe upon Employee's right to work or earn a living. Employee hereby acknowledges and agrees (i) that Employee has received good and valuable consideration for the post-employment restrictions set forth in this Part II in the form of the compensation and benefits provided for in the Plan, and (ii) that the post-employment restrictions set forth in this Part II are reasonable and that they do not, and will not, unduly impair Employee's ability to earn a living.

(b)           Definitions. The following capitalized terms used in this Part II shall have the following meanings:

"Competitive Services" means the partial or total ownership, management or operation of any restaurant or restaurant chain within the family dining segment, including, without limitation, the provision of consulting or advising services to any Person (as defined herein) engaged in the ownership, management or operation of any restaurant or restaurant chain in the family dining segment, whether such services are paid or unpaid.

"Confidential Information" means all information regarding the Company, its activities, businesses or customers that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret (as defined herein). "Confidential Information" shall include, but is not limited to, financial plans and data concerning the Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; customer files, data and financial information, details of customer contracts; current and anticipated customer requirements; identifying and other information pertaining to business referral sources; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or "trade secrets" or any equivalent term under state or federal law.

"Person" means any individual or any corporation,partnership, joint venture, limited liability company, association or other entity or enterprise.

"Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

"Protected Customers" means any then-current customer to whom Company sold its products or services at any time during Employee's employment and (a) with whom Employee had business dealings on behalf of Company; (b) for whom Employee supervised or coordinated the dealings with Company; or (c) about whom Employee obtained Trade Secrets or Confidential Information (as defined herein) as a result of his employment.

"Protected Employees" means any then-current employees of the Company who were employed by the Company at any time during Employee’s employment.

"Restricted Territory" means the United States of America.

"Restrictive Covenants" means the restrictive covenants contained in Part II of this Agreement.

"Separation Date" means the date of Employee's termination of employment for any reason whatsoever.

“Trade Secrets” means all information regarding Company, its activities, businesses or customers, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers, which is not commonly known by or available to the public and which information:  (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a “trade secret(s)” under applicable common law or statutory law.

(c)           Restrictive Covenants.

(i)  Restriction on Disclosure and Use of Confidential  Information and Trade Secrets. Employee hereby agrees that Employee shall not, directly or indirectly, at any time during the two (2) years following the Separation Date, reveal, divulge, or disclose to any Person not expressly authorized by Company any Confidential Information, and Employee shall not, directly or indirectly, at any time during the two (2) years following the Separation Date, use or make use of any Confidential Information in connection with any business activity other than that of Company.  At all times after the Separation Date, Employee shall not, directly or indirectly, transmit or disclose any Trade Secret to any Person other than Company, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for any Person other than Company.  The Parties acknowledge and agree that this Agreement is not intended to, and does not, alter either Company’s rights or Employee’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.   Anything herein to the contrary notwithstanding, Employee shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Employee shall provide Company with at least five (5) days written notice of such requirement prior to any such disclosure.

(ii)  Nonsolicitation of Protected Employees.  Employee agrees that during the twelve (12) month period following the Separation Date, Employee shall not, directly or indirectly, on Employee's own behalf or on behalf of any other Person, solicit or induce or attempt to solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into employment with any other Person.

(iii)  Restriction on Relationships with Protected Customers.  Employee hereby agrees that, during the twelve (12) month period following the Separation Date, Employee shall not, without the prior written consent of the Company, directly or indirectly, on Employee's own behalf or on behalf of any other Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of selling or otherwise providing goods or services the same as or similar to the goods or services offered by Company.

(iv)           Noncompetition with the Company. Employee hereby agrees that, during the twelve (12) month period following the Separation Date, Employee will not, without prior written consent of the Company, directly or indirectly, engage in, sell or otherwise provide Competitive Services within the Restricted Territory in a capacity that is the same as or substantially similar to the capacity in which he was engaged by Company, whether on his behalf or as a Principal or Representative of any other Person; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Employee of not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.  .

(d)Enforcement of Restrictive Covenants.

(i)  Rights and Remedies Upon Breach.  In the event Employee breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin Employee, preliminarily and permanently, from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court or tribunal of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Such right and remedy shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. Without limiting the foregoing sentence, in the event Employee breaches any of the provisions of the Restrictive Covenants, (i) Employee shall cease to have any rights to payments and benefits under the Plan, (ii) all payments and benefits thereunder to Employee shall cease, and (iii) Employee shall repay to the Company any payments or benefits under the Plan that had already been provided to Employee prior to such breach, including both cash payments and the value of benefits continuation (calculated pursuant to Section 2.01 of the Plan).

(ii)  Severability of Covenants.  Employee acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in Part II of this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement.

(iii)  Reformation.  If any portion of any of the Restrictive Covenants is found to be invalid or unenforceable because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the parties in agreeing to the provisions of Part II of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

(e)           Governing Law., Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to principles of conflicts of laws. Employee hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts of the State of South Carolina, which shall have jurisdiction to hear and determine any claim, cause of action or controversy arising from or relating to this Agreement.

Part III                                Non-Disparagement.

Employee hereby agrees that he shall not disparage, criticize or otherwise publish or communicate any statements or opinions that are derogatory to or could otherwise harm the business or reputation of the Company. However, Employee is not restricted from making any factual statement that is required to be disclosed by law, subpoena, court order or other legal process.

Part IV                                Return of Property.

Employee agrees to return immediately and warrants that he has returned before executing or receiving payment pursuant to this Agreement, all documents, materials and other things in his possession or control relating to Company, or that have been in his possession or control at the time of or since the termination of his employment with Company, without retaining any copies, summaries, abstracts, excerpts, portions, replicas or other representations thereof.  Employee likewise represents and warrants that Company has returned all of Employee’s personal property and that any such property is no longer in possession of Company.

This Agreement has been executed voluntarily by the parties.  The parties acknowledge that they have read this Agreement carefully, that they have had a full and reasonable opportunity to consider this Agreement, and that they have not been pressured or in any way coerced, threatened or intimidated into its execution.

SIGNATURE BY EMPLOYEE

I acknowledge that I have been advised to consult with an attorney prior to signing this Agreement. I further acknowledge that the consideration for signing this Agreement is a benefit to which I otherwise would not have been entitled had I not signed this Agreement.

I have read this entire document and I understand and agree to each of its terms. SPECIFICALLY, I AGREE THAT BY SIGNING THIS DOCUMENT, I AM WAIVING MY RIGHTS TO SUE THE COMPANY AS SET FORTH ABOVE IN PART I. I also understand that this is the entire Agreement between the Company and me regarding severance pay and the termination of my employment and that no other agreements or promises about those matters, written or oral will be enforceable.

(Signature of Employee)	(Date Signed)
(Print Employee Name)	(Witness)

ACCEPTANCE BY THE COMPANY

The Company hereby enters into and accepts this Agreement as set forth above.

DENNY'S CORPORATION
By:
Name:
Title: